Item 77.H - Change in Control of Registrant


Obtaining Control of Credit Suisse Floating
Rate High Income Fund A

As of April 30, 2017, No Shareholder owned
25.00% or more of the Fund.   As of October 31,
2017, UBS WM USA owned 12,465,127 shares of
the Fund, which represented 30.23% of the
outstanding shares.   Accordingly, Shareholder is
considered to be a controlling person of the Fund.


Ceasing Control of Credit Suisse Floating Rate
High Income Fund C

As of April 30, 2017 No shareholder owed 25% or more of the Fund. As of October 31, 2017, No shareholder owned 25% or more of the Fund.
Accordingly, No Shareholder is considered a controlling person of the Fund.


Ceasing Control of Credit Suisse Floating Rate
High Fund I

As of April 30, 2017 No Shareholder owned more
than 25% of the Fund.   As of October 31, 2017 No
Shareholder owned more than 25% of the Fund.
Accordingly, No Shareholder is considered a controlling person of the Fund


Obtaining Control of Credit Suisse Floating
Rate High Income Fund B

As of April 30, 2017 No Shareholder owned more
than 25% of the Fund.  As of October 31, 2017
UBS WM USA owned 35,343 shares of the Fund,
which represented 25.63% of the outstanding shares
of the Fund.     Accordingly, Shareholder is
considered to be a controlling person of the Fund.